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                                                                     EXHIBIT 5.1

                         OPINION OF COOLEY GODWARD LLP

October 23, 2000

IXYS Corporation
3540 Bassett Street
Santa Clara, CA 95054

Ladies and Gentlemen:

      You have requested our opinion with respect to certain matters in connection with the filing by IXYS Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering an underwritten public offering of up to 4,600,000 shares of common stock, par value $0.01 per share, including 2,000,000 shares to be sold by the Company (the "Company Shares"), and 2,000,000 shares to be sold by selling stockholders, plus 600,000 shares to be sold by one of the selling stockholders upon exercise of the over-allotment option (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are collectively referred to herein as "Common Stock."

      In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, the resolutions adopted by the Board of Directors of the Company on September 14, 2000, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that the shares of Common Stock will be sold by the Underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

      On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Company Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

      We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Sincerely,

                                          COOLEY GODWARD LLP

                                                    /s/ James R. Jones
                                          By: _________________________________
                                                       James R. Jones